INVESTMENT ADVISORY CONTRACT

THIS AGREEMENT, made and entered into this 30th day of April 2014, by and between GUGGENHEIM VARIABLE FUNDS TRUST, a Delaware statutory trust (hereinafter referred to as the “Trust”), and SECURITY INVESTORS, LLC, a Kansas limited liability company (hereinafter referred to as the “Management Company”).

W I T N E S S E T H

WHEREAS, the Trust is engaged in business as an open-end, management investment company registered under the Investment Company Act of 1940; and

WHEREAS, the Management Company is willing to provide investment research and advice to the Trust on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. Employment of Management Company. The Trust hereby employs the Management Company to act as investment adviser to the Trust with respect to the investment of its assets and to supervise and arrange the purchase of securities for the Trust and the sale of securities held in the portfolio of the Trust, subject always to the supervision of the board of trustees of the Trust (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions herein set forth. The Management Company hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

2. Investment Advisory Duties.

(a) The Management Company shall regularly provide the Trust with investment research, advice and supervision, continuously furnish an investment program and recommend what securities shall be purchased and sold and what portion of the assets of the Trust shall be held uninvested and shall arrange for the purchase of securities and other investments for the Trust and the sale of securities and other investments held in the portfolio of the Trust. All investment advice furnished by the Management Company to the Trust under this Section 2 shall at all times conform to any requirements imposed by the provisions of the Trust’s Declaration of Trust and Bylaws, the Investment Company Act of 1940, the Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Trust under the Securities Act of 1933 and the Investment Company Act of 1940, all as from time to time amended. The Management Company shall advise and assist the officers or other agents of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the board of trustees of the Trust (and any duly appointed committee thereof) in regard to the foregoing matters and the general conduct of the Trust’s business.

(b) Subject to the provisions of the Investment Company Act of 1940 and any applicable exemptions thereto, the Management Company is authorized, but is under no obligation, to enter into sub-advisory agreements (the “Sub-Advisory Agreements”) with one or more subadvisers (each a “Subadviser”) to provide investment advisory services to any series of the Trust. Each Subadviser shall have investment discretion with respect to the assets of the series assigned to that Subadviser by the Management Company. Consistent with the provisions of the Investment Company Act of 1940 and any applicable exemption thereto, the Management Company may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the effected series.

3. Portfolio Transactions and Brokerage.

(a) Transactions in portfolio securities shall be effected by the Management Company, through brokers or otherwise (including affiliated brokers), in the manner permitted in this Section 3 and in such manner as the Management Company shall deem to be in the best interests of the Trust after consideration is given to all relevant factors.

(b) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, the Management Company may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Trust of speed and efficiency of execution; whether the particular transaction is part of a larger intended change of portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital to be required by the transaction; the overall capital strength of the broker; the broker’s apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

(c) Subject to any statements concerning the allocation of brokerage contained in the Trust’s prospectus, the Management Company is authorized to direct the execution of the portfolio transactions of the Trust to brokers who furnish investment information or research services to the Management Company. Such allocation shall be in such amounts and proportions as the Management Company may determine. If a transaction is directed to a broker supplying brokerage and research services to the Management Company, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, provided that the Management Company shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of the Management Company with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, “providing brokerage and research services” shall have the meaning generally given such terms or similar terms under Section 28 (e)(3) of the Securities Exchange Act of 1934, as amended.

(d) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, the Management Company shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or “posted” commission rates.

(e) In connection with transactions on markets other than national or regional securities exchanges, the Trust will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of the Management Company, better price or execution can be obtained by utilizing the services of a broker.

4. Allocation of Expenses and Charges. The Management Company shall provide investment advisory, statistical and research facilities and all clerical services relating to research, statistical and investment work, and shall provide for the compilation and maintenance of such records relating to these functions as shall be required under applicable law and the rules and regulations of the Securities and Exchange Commission. Other than as specifically indicated in the preceding sentence, the Management Company shall not be required to pay any expenses of the Trust, and in particular, but without limiting the generality of the foregoing, the Management Company shall not be required to pay office rental or general administrative expenses; board of trustees’ fees; legal, auditing and accounting expenses; broker’s commissions; taxes and governmental fees; membership dues; fees of custodian, transfer agent, registrar and dividend disbursing agent (if any); expenses (including clerical expenses) of issue, sale or redemption of shares of the Trust’s capital stock; costs and expenses in connection with the registration of such capital stock under the Securities Act of 1933 and qualification of the Trust’s capital stock under the “Blue Sky” laws of the states where such stock is offered; costs and expenses in connection with the registration of the Trust under the Investment Company Act of 1940 and all periodic and other reports required thereunder; expenses of preparing and distributing reports, proxy statements, notices and distributions to stockholders; costs of stationery; expenses of printing prospectuses; costs of stockholder and other meetings; and such nonrecurring expenses as may arise including litigation affecting the Trust and the legal obligations the Trust may have to indemnify its officers and the members of its board of trustees.

5. Compensation of Management Company.

(a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Series shall pay the Management Company an annual fee computed on a daily basis equal to 0.50 percent of the average daily closing value of the net assets of Series C (Money Market Series) of the Trust, 0.65 percent of the average daily closing value of the net assets of Series B (Large Cap Value Series) of the Trust, 0.70 percent of the average daily closing value of the net assets of Series O (All Cap Value Series), 0.75 percent of the average daily closing value of the net assets of Series A (StylePlus – Large Core Series), Series E (Total Return Bond Series), Series J (StylePlus – Mid Growth Series), Series P (High Yield Series), Series V (Mid Cap Value Series), Series Y (StylePlus – Large Growth Series) of the Trust, 0.85 percent of the average daily closing value of the net assets of Series X (StylePlus – Small Growth Series), 0.95 percent of the average daily closing value of the net assets of Series Q (Small Cap Value Series), 0.70 percent of the average daily closing value of the net assets of Series D (World Equity Income Series), and 0.65 percent of the average daily closing value of the net assets of Series N (Managed Asset Allocation Series). Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Management Company’s compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Trust’s shares as described in the Trust’s prospectus.

(b) For each of the Trust’s full fiscal years this Agreement remains in force, the Management Company agrees that if total annual expenses of each Series of the Trust, exclusive of interest and taxes and extraordinary expenses (such as litigation), but inclusive of the Management Company’s compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Trust are then qualified for sale, as such regulations may be amended from time to time, the Management Company will contribute to such Series such funds or to waive such portion of its fee, adjusted monthly, as may be requisite to insure that such annual expenses will not exceed any such limitation. If this contract shall be effective for only a portion of one of the Series’ fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by a Series shall not be deemed to be expenses within the meaning of this paragraph (b).

(c) For each of the Trust’s full fiscal years this Agreement remains in force, the Management Company agrees that if total annual expenses of each Series of the Trust identified below, exclusive of interest, taxes, extraordinary expenses (such as litigation), and brokerage fees and commissions, but inclusive of the Management Company’s compensation, exceeds the amount set forth below (the “Expense Cap”), the Management Company will contribute to such Series such funds or waive such portion of its fee, adjusted monthly, as may be required to insure that the total annual expenses of the Series will not exceed the Expense Cap. If this Agreement shall be effective for only a portion of a Series’ fiscal year, then the maximum annual expenses shall be prorated for such portion.

Expense Cap

Series Y (StylePlus – Large Growth Series) – 1.75%

6. Limitation of Liability of Management Company. So long as the Management Company shall give the Trust the benefit of its best judgment and effort in rendering services hereunder, the Management Company shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Company against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Agreement. As used in this Section 6, “Management Company” shall include directors, officers and employees of the Management Company, as well as the Management Company itself.

7. Other Activities Not Restricted. Nothing in this Agreement shall prevent the Management Company or any officer thereof from acting as investment adviser for any other person, firm or corporation, nor shall it in any way limit or restrict the Management Company or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that the Management Company expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Trust under this Agreement. The Trust acknowledges that the Management Company acts as investment adviser to other investment companies, and it expressly consents to the Management Company acting as such; provided, however, that if securities of one issuer are purchased or sold, the purchase or sale of such securities is consistent with the investment objectives of, and, in the opinion of the Management Company, such securities are desirable purchases or sales for the portfolios of the Trust and one or more of such other investment companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

8. Duration and Termination of Agreement. This Agreement shall continue in force with respect to a Series for an initial term of up to two years, and then for successive 12-month periods thereafter, unless terminated, provided each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of the holders of a majority of the outstanding voting securities of each Series of the Trust (as defined in the Investment Company Act of 1940) and (b) the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons (as such terms are defined in the Investment Company Act of 1940) of any such party cast in person at a meeting of such trustees called for the purpose of voting upon such approval. In the event a majority of the outstanding shares of one series vote for continuance of the Agreement, it will be continued for that series even though the Agreement is not approved by either a majority of the outstanding shares of any other series or by a majority of outstanding shares of the Trust. Upon this Agreement becoming effective, any previous agreement between the Trust and the Management Company providing for investment advisory and management services shall concurrently terminate, except that such termination shall not affect fees accrued and guarantees of expenses with respect to any period prior to termination.

This Agreement may be terminated at any time as to any series of the Trust, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of that series of the Trust, or by the Management Company, in each case upon 60 days’ written notice to the other party.

This Agreement shall automatically terminate in the event of its “assignment” (as defined in the Investment Company Act of 1940).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereto duly authorized on the day, month and year first above written.

GUGGENHEIM VARIABLE FUNDS TRUST

/s/ Amy J. Lee
Name: Amy J. Lee
Title: Chief Legal Officer and Vice President

ATTEST:

/s/ Michael P. Megaris
Name: Michael P. Megaris

SECURITY INVESTORS, LLC

/s/ Amy J. Lee
Name: Amy J. Lee
Title: Senior Vice President and Secretary

ATTEST:

/s/ Michael P. Megaris
Name: Michael P. Megaris